UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2017

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2017, Nanophase Technologies Corporation (the “Company”) entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Bradford T. Whitmore (the “Investor”) pursuant to which the Investor purchased 2,500,000 shares of the Company’s common stock, $0.01 par value (“Common Stock”), at a price of $0.40 per share for an aggregate price of $1,000,000. The Company agreed to provide to the Investor certain demand registration rights in respect of the shares of Common Stock at any time four years after the date of the Common Stock Purchase Agreement and certain customary piggyback registration rights in respect of the shares of Common Stock at any time after the date of the Common Stock Purchase Agreement. The Common Stock Purchase Agreement contains customary terms and conditions, including certain customary indemnification obligations.

The foregoing description of the Common Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Common Stock Purchase Agreement, which is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

Prior to the entry into the Common Stock Purchase Agreement, the Investor owned approximately 43% of the Company’s outstanding Common Stock. The Investor’s sister, R. Janet Whitmore, has served on the Company’s Board of Directors since 2003.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Common Stock Purchase Agreement described in Item 1.01, on December 20, 2017, the Company issued to the Investor 2,500,000 shares of Common Stock for an aggregate purchase price of $1,000,000. The Company intends to use the proceeds from the sale for working capital and general corporate purposes. This issuance and sale is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) of the Securities Act and Regulation D thereunder. The Investor has represented to the Company that he is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Common Stock is being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof. Appropriate legends have been affixed to the certificates evidencing the shares of Common Stock. No selling commission or other remuneration was paid in connection with the issuance of the Common Stock.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Common Stock Purchase Agreement, dated December 19, 2017, between Nanophase Technologies Corporation and Bradford T. Whitmore

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOPHASE TECHNOLOGIES CORPORATION
(Registrant)

December 21, 2017	/s/ JESS JANKOWSKI
(Date)	JESS JANKOWSKI
President & Chief Executive Officer